UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2006

Embarq Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-32732	20-2923630
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5454 W. 110th Street Overland Park, Kansas	66211
(Address of principal executive offices)	(Zip Code)

(913) 323-4637

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(e)

Amendments to Embarq Corporation 2006 Equity Incentive Plan

On December 7, 2006, the Embarq Corporation Board of Directors adopted amendments to the Embarq Corporation 2006 Equity Incentive Plan (the “Plan”). The amendments clarify that the decision by the Compensation Committee of the Board to equitably adjust the number of shares available under the Plan and the number or value of shares subject to outstanding awards upon the occurrence of certain events affecting the common stock of the Company, such as a merger, recapitalization, stock split, or other change in corporate structure affecting the common stock, is mandatory, rather than discretionary. The amendments also change the default definition of “fair market value” for purposes of determining the exercise price of future stock options and stock appreciation rights from the average of the high and low prices on the date of grant to the closing price on the date of grant. Under the Plan, stock options and stock appreciation rights may not be granted with an exercise price less than the fair market value on the date of grant. The amendments became effective upon Board approval.

The above is a summary of the amendments to the Plan and does not purport to be complete. This summary is qualified in its entirety by reference to the Embarq Corporation 2006 Equity Incentive Plan, as amended and restated, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Embarq Corporation 2006 Equity Incentive Plan, as amended and restated

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Embarq has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Embarq Corporation

Date: December 13, 2006	By:	/s/ Tracy D. Mackey
Tracy D. Mackey
Assistant Secretary

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Embarq Corporation 2006 Equity Incentive Plan, as amended and restated

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